Exhibit 21.1

LIST OF SUBSIDIARIES OF CAPRI HOLDINGS LIMITED

Entity Name	Jurisdiction of Formation
Aruba MK Retail N.V.	Aruba
Calzaturificio Sicla S.r.l.	Italy
Capri (Australia) Pty Ltd	Australia
Capri (BVI) Ventures Limited	British Virgin Islands
Capri (BVI) Ventures II Limited	British Virgin Islands
Capri Finance Hong Kong Limited	Hong Kong, China
Capri Finance Malta Limited	Malta
Capri Finance USA L.L.C.	Delaware
Capri Footwear Industries S.r.l.	Italy
Capri Insurance Delaware Limited	Delaware
Capri Luxury Finance Limited	United Kingdom
Capri Operations Limited	British Virgin Islands
Capri (Switzerland) GmbH	Switzerland
Capri (Switzerland) Holdings GmbH	Switzerland
Capri UK Holdings Limited	United Kingdom
Capri UK Intermediate Limited	United Kingdom
Capri UK Investments Limited	United Kingdom
Capri UK Ventures Limited	United Kingdom
Capri UK Ventures 2 Limited	United Kingdom
Capri USA L.L.C.	Delaware
Capri USA Holdings LLC	Delaware
Capri USA Intermediate LLC	Delaware
FRANCHOO S.A.S	France
ITACHOO S.r.l.	Italy
JC Gulf Trading LLC	U.A.E.
J. Choo (Asia) Limited	Hong Kong, China
J. Choo Austria GmbH	Austria
J. Choo (Belgium) BVBA	Belgium
J. Choo Canada Inc.	Canada
J. Choo Czech, s.r.o.	Czech Republic
J. Choo Denmark ApS	Denmark
J Choo Florida, Inc.	Delaware
J Choo Germany GmbH	Germany
J. Choo Hungary Kft	Hungary
J. Choo Limited	United Kingdom
J. Choo (Macau) Co., Limited	Macau, China
J. Choo Netherlands B.V.	Netherlands
J. Choo Portugal, Unipessoal LDA	Portugal

Exhibit 21.1

J. Choo Russia JV Limited	United Kingdom
J Choo (Switzerland) AG	Switzerland
J. Choo (Thailand) Co., Ltd.	Thailand
J Choo USA, Inc.	Delaware
JC ME Trading DWC-LLC	U.A.E. free zone
JC Services ME DMCC	U.A.E. free zone
Jimmy Choo Florence S.r.l.	Italy
Jimmy Choo Group Limited	United Kingdom
Jimmy Choo Hong Kong Limited	Hong Kong, China
Jimmy Choo Korea Limited	South Korea
Jimmy Choo (Malaysia) Sdn. Bhd	Malaysia
Jimmy Choo (Shanghai) Trading Co. Limited	China
Jimmy Choo (Singapore) Pte. Ltd.	Singapore
JIMMY CHOO SPAIN S.L.U.	Spain
Jimmy Choo Tokyo K.K.	Japan
Michael Kors (Austria) GmbH	Austria
Michael Kors Aviation, L.L.C.	Delaware
Michael Kors Belgium BV	Belgium
Michael Kors (Bucharest Store) S.R.L.	Romania
Michael Kors (Canada) Holdings Ltd.	Canada
Michael Kors Colombia SAS	Colombia
Michael Kors (Czech Republic) s.r.o.	Czech Republic
Michael Kors (Denmark) ApS	Denmark
Michael Kors Do Brasil Comercio De Accesorios E Vestuario Ltda.	Brazil
Michael Kors Dominicana S.A.S.	Dominican Republic
Michael Kors (Europe) B.V.	Netherlands
Michael Kors (France) SAS	France
Michael Kors (Germany) GmbH	Germany
Michael Kors Guatemala, Soceidad Anónima	Guatemala
Michael Kors (HK) Limited	Hong Kong, China
Michael Kors (Hungary) Kft.	Hungary
Michael Kors (Ireland) Limited	Ireland
Michael Kors Italy S.R.L. Con Socio Unico	Italy
Michael Kors Japan, LLC	Japan
Michael Kors Korea Yuhan Hoesa	South Korea
Michael Kors (Latvia) SIA	Latvia
Michael Kors Limited	Hong Kong, China
Michael Kors, L.L.C.	Delaware
Michael Kors (Luxembourg) Retail S.à r.l.	Luxembourg
Michael Kors (Netherlands) B.V.	Netherlands
MK (Panama) Holdings, Inc.	Panama

Exhibit 21.1

Michael Kors Peru Soceidad Anónima Cerrada	Peru
Michael Kors (Poland) Sp. z o.o.	Poland
Michael Kors (Portugal) Lda.	Portugal
Michael Kors Retail, Inc.	Delaware
Michael Kors Spain, S.L.U.	Spain
Michael Kors Stores (California), LLC	Delaware
Michael Kors Stores, L.L.C.	New York
Michael Kors (Sweden) AB	Sweden
Michael Kors (Switzerland) GmbH	Switzerland
Michael Kors (Switzerland) International GmbH	Switzerland
Michael Kors (Switzerland) Retail GmbH	Switzerland
Michael Kors Trading (Shanghai) Company Limited	China
Michael Kors (UK) Limited	United Kingdom
Michael Kors (USA) Holdings, Inc.	Delaware
Michael Kors (USA), Inc.	Delaware
Michael Kors Virginia, LLC	Virginia
MK Chile SpA	Chile
MK Holetown (Barbados) Inc.	Barbados
MKJC Limited	British Virgin Islands
MK Operations E-zone Curacao N.V.	Curaçao
MK (Panama) Operations, Inc.	Panama
MK Panama Retail, S.A.	Panama
MK Retail Operation CR S.A.	Costa Rica
MK Retail (SXM) N.V.	St. Maarten
MK (Shanghai) Commercial Trading Company Limited	China
UAB Michael Kors (Lithuania)	Lithuania